                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-12213) of ERP Operating Limited Partnership and in the related Prospectus of our reports indicated below with respect to the financial statements indicated below included in this Current Report of ERP Operating Limited Partnership on Form 8-K.

                    Financial Statements                        Date of Auditors Report
                    --------------------                        -----------------------
Statement of Revenue and Certain Expenses of Cascade at
Landmark for the year ended December 31, 1996                       July 17, 1997

Statement of Revenue and Certain Expenses of Sabal Palm
Club (formerly known as Post Crossing (Pompano)) for the            July 2, 1997
year ended December 31, 1996

Statement of Revenue and Certain Expenses of Wood Creek
(Pleasant Hill) for the year ended December 31, 1996                July 23, 1997

Statement of Revenue and Certain Expenses of LaMirage for
the year ended December 31, 1996                                    July 25, 1997




                                                               Ernst & Young LLP



Chicago, Illinois
August 15, 1997